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                                                                    Exhibit 10.3

                                                                       EXHIBIT A


        THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM.

                       CRONOS GLOBAL INCOME FUND XVI, L.P.

                              SECURED NOTE DUE 2006


        CRONOS GLOBAL INCOME FUND XVI, L.P., a California limited partnership (the "Company"), for value received, hereby promises to pay to the order of IBJ WHITEHALL BUSINESS CREDIT CORPORATION, a New York corporation (the "Purchaser"), or registered assigns, the principal amount of _________________________________________ Dollars ($____________.00) (the
"Indebtedness"), together with interest thereon from the date hereof until the Indebtedness and all interest thereon is paid in full in accordance with the following:

        The Indebtedness shall be repaid by the Company in twenty-four (24) consecutive equal quarterly installments of principal each in an amount set forth in Schedule 1 hereto commencing on the three month anniversary (the "First Payment Date") of the date of the last purchase of Notes under the Purchase Agreement (as defined below) and continuing thereafter on each three month anniversary thereof, until repayment in full of the Indebtedness.

        Interest on the unpaid balance of the Indebtedness shall be paid by the Company on the last day of each Interest Period (as defined below) until the repayment in full of the Indebtedness.

        Unless accelerated, the unpaid balance of the Indebtedness, together with interest accrued and unpaid thereon and all other fees and charges due hereunder, shall be due and payable in full on the date that the 24th quarterly installment of principal is due and payable hereunder.

        If any date on which a payment of principal or interest is due hereunder is not a Business Day (as defined below), then such payment shall be made on the immediately succeeding Business Day and interest shall accrue until such payment date. Payments of principal and interest on this Note shall be made in lawful money of the United States of America by wire transfer to the registered holder of this Note, as said holder shall have designated in writing to the Company pursuant to the terms of the Note Purchase Agreement dated as of March 30, 2000 (the "Purchase Agreement") among the Company, Cronos Containers Limited (the "Guarantor") and the Purchaser.

        1. THE NOTE. This Note has been issued by the Company pursuant to the Purchase Agreement, and, to the extent set forth in the Purchase Agreement, each subsequent holder hereof is bound by and entitled to the benefits thereof and may enforce each of the agreements of the


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Company and the Guarantor therein and may exercise each of the remedies provided for thereby or otherwise in respect hereof. The principal of this Note may be prepaid in whole or in part at the option of the Company at any time in accordance with the provisions of the Purchase Agreement. This Note is entitled to the benefits and security of the Security Agreement dated as of the date hereof, between the Company and the Purchaser in substantially the form attached as Exhibit B to the Purchase Agreement.

        2. INTEREST RATE. The initial interest rate on this Note shall be _____% per annum. Such interest rate shall be in effect until reset as hereinafter provided. Interest on any overdue principal and on any overdue installment of interest (to the extent that the payment of such interest shall be legally enforceable) shall accrue at a rate equal to the lesser of (i) the maximum rate per annum permitted by applicable law and (ii) the applicable rate per annum payable on this Note plus 2.0% until paid. Such interest shall be payable upon demand of the Noteholder.

               (a) LIBOR Rate. The interest rate per annum payable on this Note shall be reset as follows:

                      (i) The rate of interest will be reset on the first day of each Interest Period (each such date, an "Interest Reset Date"). The interest rate so reset will be LIBOR determined by the Noteholder as provided in clauses
(ii), (iii) or (iv) below plus 1.75% per annum.

                      (ii) On the Business Day prior to such Interest Reset Date (a "LIBOR Interest Determination Date"), the Noteholder will determine LIBOR on the basis of the London Interbank Offered Rate published in The Wall Street Journal on such Business Day for the previous Business Day in respect of deposits with a maturity date equal to the applicable Interest Period; provided, however, that if no such offered rate is so published, LIBOR for such LIBOR Interest Determination Date will be determined as provided in clause (iii) below.

                      (iii) If on any LIBOR Interest Determination Date no London Interbank Offered Rate is so published in The Wall Street Journal for deposits with a maturity date equal to the applicable Interest Period, the Noteholder will determine LIBOR on the basis of the offered rate for deposits of not less than $1,000,000, having an index maturity equal to the applicable Interest Period, appearing on the display designated as Page 3750 on the Dow Jones Telerate Service (or such other page as may replace Page 3750 on that service for the purpose of displaying London interbank offered rates for U.S. Dollar deposits) ("Telerate Page 3750") at approximately 11:00 A.M., London time, on such LIBOR Interest Determination Date; provided, however, that if no such offered rate so appears, LIBOR for such LIBOR Interest Determination Date will be determined as described in (iv) below.

                      (iv) If on any LIBOR Interest Determination Date no offered rate for an index maturity equal to the applicable Interest Period appears on Telerate Page 3750 as described in clause (iii) above, the Noteholder will determine LIBOR on the basis of the rates at approximately 11:00 A.M., London time, on such LIBOR Interest Determination Date at which deposits of not less than $1,000,000, having an index maturity equal to the applicable Interest Period, are offered to prime banks in the London interbank market by four major banks selected by the Noteholder. The


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Noteholder will request the principal London office of each such bank to provide a quotation of its rate. If at least two such quotations are provided, LIBOR for such LIBOR Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR for such LIBOR Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 A.M., New York City time, on such LIBOR Interest Determination Date by three major banks in The City of New York selected by the Noteholder for loans of not less than $1,000,000 to leading European banks having an index maturity equal to the applicable Interest Period; provided, however, that if fewer than three banks selected as aforesaid are quoting as mentioned in this sentence, LIBOR will be the LIBOR in effect on the next preceding LIBOR Interest Determination Date (or, if the initial interest rate is then in effect, the initial interest rate).

               (b) Unavailability of Rate. If at any time the Noteholder (or, without duplication, the bank holding company of which the Noteholder is a Subsidiary) determines that either adequate and reasonable means do not exist for ascertaining LIBOR, or it becomes impractical for the Noteholder to obtain funds to make or maintain the financing hereunder with interest at LIBOR, or the Noteholder shall have determined that LIBOR will not adequately and fairly reflect the cost to the Noteholder of making, maintaining, or funding the transaction hereunder at LIBOR, or the Noteholder reasonably determines that, as a result of changes to applicable law after the date of execution of this Note, or the adoption or making after such date of any interpretations, directives or regulations (whether or not having the force of law) by any court, governmental authority or reserve bank charged with the interpretation or administration thereof, it shall be or become unlawful or impossible to make, maintain, or fund the financing hereunder at LIBOR, then the Noteholder promptly shall give notice to the Company of such determination, and the Noteholder and the Company shall negotiate in good faith a mutually acceptable alternative method of calculating the interest rate payable on this Note and shall execute and deliver such documents as reasonably may be required to incorporate such alternative method of calculating such interest rate in this Note, within thirty (30) days after the date of the Noteholder's notice to the Company. If the parties are unable mutually to agree to such alternative method of calculating the interest rate payable on this Note in a timely fashion, on the interest payment date next succeeding the expiration of such thirty (30) day period, the Company shall pay the Noteholder the unpaid balance of the Indebtedness, together with interest accrued and unpaid thereon and all other fees and charges due hereunder.

               (c) Increased Cost and Reduced Return. If at any time after the date hereof, the Noteholder (or, without duplication, the bank holding company of which the Noteholder is a Subsidiary) determines that the adoption or modification of any applicable law regarding taxation, the Noteholder's required levels of reserves, deposits, insurance or capital (including any allocation of capital requirements or conditions), or similar requirements, or any interpretation or administration thereof by any court or other governmental authority or compliance of the Noteholder with any of such requirements, has or would have the effect of (a) increasing the Noteholder's costs relating to the Indebtedness, or (b) reducing the yield or rate of return of the Noteholder on the Indebtedness, to a level below that which the Noteholder could have achieved but for the adoption or modification of any such requirements, the Company shall, within fifteen (15) days of any request by the Noteholder, pay to the Noteholder such additional amounts as (in the Noteholder's sole judgment, after good faith and reasonable computation) will compensate the Noteholder for such increase in costs or reduction in yield or rate of return of the Noteholder. No failure by the


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Noteholder to immediately demand payment of any additional amounts payable hereunder shall constitute a waiver of the Noteholder's right to demand payment of such amounts at any subsequent time. Nothing herein contained shall be construed or so operate as to require the Company to pay any interest, fees, costs or charges greater than is permitted by applicable law.

               (d) Indemnity. Within fifteen (15) days after request by the Noteholder (or at the time of any prepayment), the Company shall pay to the Noteholder such amount or amounts as will compensate the Noteholder for any loss, cost, expense, penalty, claim or liability, including any loss incurred in obtaining, prepaying, liquidating or employing deposits or other funds from third parties and any loss of yield, as determined by the Noteholder in its judgment reasonably exercised (together, "Consequential Loss") incurred by it with respect to the funding of the Indebtedness evidenced by this Note as a result of: (i) the failure of the Company to make payments on the date specified under this Note or in any notice from Company to Noteholder, (ii) the payment or prepayment of any amount on a date other than the date such amount is required or permitted to be paid or prepaid, or (iii) any Change in Control; provided that the Noteholder delivers to the Company a certificate as to the amounts of the Consequential Loss, which certificate shall be conclusive in the absence of manifest error. The Noteholder shall have no obligation to purchase, sell and/or match funds in connection with the funding or maintaining of the Indebtedness or any portion thereof. The obligations of the Company under this Section shall survive any termination of the Purchase Agreement and payment of this Note and shall not be waived by any delay by the Noteholder in seeking such compensation.

        3. PREPAYMENT; TRANSFER. Prepayment and transfer of this Note are subject to certain restrictions set forth in the Purchase Agreement.

        4. REGISTERED HOLDERS. Prior to due presentment for registration of transfer of this Note, the Company may deem and treat the registered holder hereof as the absolute owner hereof for the purposes of receiving payments of principal, premium, if any, and interest hereon and for the purposes of any notices, waivers or consents.

        5. PAYMENT AFTER EVENT OF DEFAULT. In case an Event of Default shall occur and be continuing, the principal of this Note may be declared due and payable in the manner and with the effect provided in the Purchase Agreement.

        6. GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CONFLICT OF LAWS RULES (EXCEPT TITLE 14, SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

        7. DEFINED TERMS. The terms used in this Note which are defined in the Purchase Agreement shall have the meanings specified therein unless the context otherwise requires or unless such terms are otherwise defined herein. For purposes of this Note, the following terms shall have the following meanings:


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        "Business Day" means each Monday, Tuesday, Wednesday, Thursday and
Friday which is not a day on which banks in California or New York are authorized or obligated by law or executive order to close and, relative to the determination of the interest rate provided for in the Notes, "Business Day" also means a day on which dealings in U.S. Dollars are carried on in the interbank eurodollar market in which the Purchaser participates.

        "Interest Period" means, relative to the setting of the initial interest rate of this Note or the rate to be determined on any LIBOR Interest Determination Date, the period which begins on the date of this Note or the Interest Reset Date, as applicable, and ends on the date which is (i) with respect to periods commencing prior to the First Payment Date, the day of the immediately succeeding month that numerically corresponds to such date of issuance or Interest Reset Date, or (ii) with respect to periods commencing on and after the First Payment Date, the day of the immediately succeeding third month that numerically corresponds to such Interest Reset Date; provided, however, that:

               (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day;

               (b) if any Interest Period commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period), such Interest Period shall end on the last Business Day of the last calendar month of such Interest Period; and

               (c) no Interest Period shall end later than the maturity date of this Note.

        8. HEADINGS. The headings of the sections and subsections of this Note are inserted for convenience only and do not constitute a part of this Note.

        9. CURRENCY. Payments hereunder shall be made in lawful money of the United States of America.

        10. ENTIRE AGREEMENT. This Note and the other Purchase Documents constitute the entire understanding between the Purchaser and the Company with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

        11. SUCCESSORS AND ASSIGNS. This Note shall be binding upon the Company and its successors and permitted assigns and shall inure to the benefit of the Purchaser and its successors and assigns. This Note may not be assigned by the Company.

        12. SUBMISSION TO JURISDICTION. The Company hereby irrevocably submits to the nonexclusive jurisdiction of any New York state or federal court sitting in the Borough of Manhattan in the City of New York, U.S.A., in any action or proceeding arising out of or relating to this Note or the other Purchase Documents, and the Company hereby irrevocably agrees that all claims in


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respect of such action or proceeding may be heard and determined in such New
York state or federal court. The Company hereby irrevocably waives, to the fullest extent that it may legally do so, the defense of an inconvenient forum to the maintenance of such action or proceeding and agrees that a final judgment in any such action or proceeding shall be conclusive to the fullest extent permitted by law and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. The Company hereby irrevocably designates and appoints Dennis J. Tietz, President of the general partner of the Company (and the successors in such office) as its agent to receive on its behalf service of all process brought against it with respect to any such proceeding in any such court in the State of New York, such service being hereby acknowledged to be effecting and binding upon it in every respect. If for any reason such agent shall cease to be available to act as such, then the Company shall promptly designate a new agent for such purpose in New York, New York.

        13. SEVERABILITY. Any provision of this Note that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Note, which shall remain in full force and effect, or affecting the validity or enforceability of such provision in any other jurisdiction.

        14. REDUCTION IN INTEREST RATE. The interest rate required hereby or by any of the Purchase Documents shall not exceed the maximum rate permissible under applicable law, and any amounts paid in excess of such rate shall be applied to reduce the unpaid balance of the Indebtedness or shall be refunded to the Company at the sole option of the Purchaser.

        15. WAIVERS OF JURY TRIAL. EACH OF THE PURCHASER AND THE COMPANY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE LAW) ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATED TO THIS NOTE OR THE OTHER PURCHASE DOCUMENTS AND AGREES THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.


                            [SIGNATURE ON NEXT PAGE]

        IN WITNESS WHEREOF, CRONOS GLOBAL INCOME FUND XVI, L.P. has caused this Note to be executed by the manual signature of an officer thereunto duly authorized.

Dated: _________, 2000                    CRONOS GLOBAL INCOME FUND XVI, L.P.
New York, New York
                                          By: CRONOS CAPITAL CORP., as General
                                              Partner

                                              By: /s/ Dennis J. Tietz
                                                 -------------------------------
                                                 Dennis J. Tietz
                                                 President


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